Exhibit 32.1
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
I, Thomas M. Marra, Chief Executive Officer of Symetra Financial Corporation, certify that (i) the Form 10-Q for the quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in the Form 10-Q for the quarter ended September 30, 2015 fairly presents, in all material respects, the financial condition and results of operations of Symetra Financial Corporation.

Date: November 6, 2015	By:	/s/ Thomas M. Marra
Thomas M. Marra President and Chief Executive Officer